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                                                                  EXHIBIT (j)(1)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated January 8, 2001 for the Van Kampen High Yield Municipal Income Fund in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Tax-Exempt Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 23 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-96030) and in this Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4746).



                                                         /s/ ERNST & YOUNG LLP
                                                             -----------------
                                                             ERNST & YOUNG LLP

Chicago, Illinois
March 26, 2001